UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

March     , 2010

DEAR SHAREHOLDER:

The Joint Annual Meeting of Shareholders of The Zweig Fund, Inc. (“ZF”) and The Zweig Total Return Fund, Inc. (“ZTR”) (collectively, the “Funds”) will be held on Tuesday, May 11, 2010, at 10:00 A.M. (the “Meeting”) at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019. We urge you to take this opportunity to read the enclosed proxy materials and vote your shares as soon as possible.

Please refer to the “Commonly Asked Questions and Answers” following this letter for some helpful information with respect to voting your shares and about a new proposal for ZTR shareholders (as described below).

At the Meeting, in addition to the election of directors for both Funds, ZTR shareholders will be asked to consider an important new proposal (Proposal 2) to amend ZTR’s Charter to require Board consideration of various actions instead of a mandatory shareholder vote whether to convert ZTR to an open-end investment company when ZTR’s shares trade at or greater than a specified discount from net asset value (the “Charter Amendment Proposal”). To see how this proposal will affect ZTR, please carefully review the enclosed materials.

The Board of Directors of ZTR unanimously approved the proposed Charter amendment. Accordingly, for the reasons discussed in the Proxy Statement, the Board of Directors of ZTR unanimously recommends that shareholders vote in favor of the Charter Amendment Proposal. The Board urges all ZTR shareholders to exercise their rights by voting FOR the Charter Amendment Proposal.

YOUR VOTE IS EXTREMELY IMPORTANT TO US, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO VOTE AS SOON AS POSSIBLE. IF YOU HAVE ANY QUESTIONS, PLEASE DO NOT HESITATE TO CALL SHAREHOLDER SERVICES TOLL-FREE AT 1-800-272-2700.

We hope that you will be able to attend the Meeting. Whether or not you plan to attend the Meeting, please vote your shares. To assure that your shares are voted at the Meeting, please return a completed, signed and dated proxy card or cards. Please return all proxy cards that you may receive from the Funds. ZTR has engaged The Altman Group, a professional proxy solicitation firm, to assist in the solicitation of proxies. As the Meeting date approaches, if we have not yet received your proxy, you may receive follow-up mailings or telephone solicitations.

Your vote is vital to the outcome of the proposals being presented by each Board of Directors. Delaying to vote can potentially add to the cost of this proxy solicitation. I therefore strongly encourage all shareholders to participate in the governance of the Funds by voting as soon as possible.

On behalf of the Boards of Directors of ZF and ZTR, I extend our appreciation for your continued support.

GEORGE R. AYLWARD

Chairman of the Board and President of

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

The Boards of Directors of ZF and ZTR unanimously recommend that shareholders vote:

FOR the two nominees for election as Directors.

The Board of Directors of ZTR unanimously recommends that shareholders vote:

FOR the proposal to amend ZTR’s Charter to require Board consideration of various actions instead of a mandatory shareholder vote whether to convert ZTR to an open-end investment company when ZTR’s shares trade at or greater than a specified discount from net asset value.

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

COMMONLY ASKED QUESTIONS AND ANSWERS

The Zweig Fund, Inc. (“ZF”) and The Zweig Total Return Fund, Inc. (“ZTR”) (collectively, the “Funds”) will hold the Joint Annual Meeting of Shareholders on Tuesday, May 11, 2010. Please read the information in this Proxy Statement carefully, including the highlighted information below.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO VOTE AS SOON AS POSSIBLE. A PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL FOLLOW-UP MAILINGS AND FURTHER SOLICITATIONS, INCLUDING FROM THE ALTMAN GROUP, A PROFESSIONAL SOLICITATION FIRM WHICH ZTR HAS RETAINED TO ASSIST IN THE SOLICITATION OF PROXIES.

Why am I being asked to vote?

Registered investment companies are required to obtain shareholders’ votes for the election of directors (Proposal 1) and certain types of changes, like Proposal 2 with respect to ZTR, as described in this Proxy Statement. As a shareholder, you have a right to vote on these changes and we urge you to do so.

What is Proposal 2 (the “Charter Amendment Proposal”)?

Proposal 2 is a proposal to amend ZTR’s Charter to require Board consideration of various actions instead of a mandatory shareholder vote whether to convert ZTR to an open-end investment company when ZTR’s shares trade at or greater than a specified discount from net asset value.

Why has ZTR’s Board of Directors recommended that I vote in favor of the Charter Amendment Proposal?

The Board of Directors of ZTR unanimously recommends that shareholders of ZTR vote in favor of the Charter Amendment Proposal for the reasons set forth in this Proxy Statement, including:

•

Instead of forcing a shareholder vote on conversion whenever ZTR’s shares trade at or greater than a specified discount (10%) from net asset value for a fiscal quarter, the Charter amendment would substitute a more flexible provision requiring Board consideration of a variety of actions which could include, among other measures, shareholder votes on conversion in the Board’s discretion.

•	Mandatory conversion provisions like those in the current ZTR Charter are rare and are generally not being adopted in newly organized closed-end funds.

•

Frequently, discounts are the result of only temporary economic or market conditions and do not require any corrective measures. This has been true at ZTR, where discounts at or exceeding a 10% average discount from net asset value have been infrequent and of short duration.

•

Since ZTR’s inception more than 21 years ago, there have been only five occasions which required a conversion proposal when a discount at or exceeding a 10% average discount from net asset value was met or exceeded. However, ZTR was required by its Charter to undergo the time-consuming process and expense of putting the conversion proposals to a shareholder vote when, in each case, neither the Board nor holders of a majority of ZTR’s outstanding shares were in favor of such a measure.

Who is entitled to vote and how many votes do I have?

Shareholders of record of ZF and/or ZTR at the close of business on March 11, 2010 can vote. For each matter presented for vote, you have one vote for each share you own.

How do I vote my shares?

If you own shares in both Funds, you will receive two proxy packages, one for each Fund. Complete, date and sign the enclosed proxy card(s) and return them promptly in the envelope(s) provided, which are addressed for your convenience to each Fund of which you are a shareholder and require no postage if mailed in the United States.

Whom do I call if I have questions about this Proxy Statement?

Please do not hesitate to call Shareholder Services toll-free at 1-800-272-2700.

Thank you in advance for your vote and your continued support of the Funds.

THE BOARD OF DIRECTORS OF ZTR UNANIMOUSLY APPROVED THE PROPOSED CHARTER AMENDMENT. FOR THE REASONS DISCUSSED IN THIS PROXY STATEMENT, THE BOARD OF DIRECTORS OF ZTR UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2, THE CHARTER AMENDMENT PROPOSAL.

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2010

TO THE SHAREHOLDERS:

This Joint Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Directors of The Zweig Fund, Inc., a Maryland corporation (“ZF”), and The Zweig Total Return Fund, Inc., a Maryland corporation (“ZTR”), for use at the Joint Annual Meeting of Shareholders to be held at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019, on Tuesday, May 11, 2010 at 10:00 A.M. and at any and all adjournments or postponements thereof (the “Meeting”), for the following purposes:

1.	ELECT DIRECTORS:

•	With respect to ZF, to elect two Directors to serve until the Annual Meeting of Shareholders in 2013 and until their successors are elected and duly qualify.

•	With respect to ZTR, to elect two Directors to serve until the Annual Meeting of Shareholders in 2013 and until their successors are elected and duly qualify.

2.	PROPOSAL TO AMEND ZTR’S CHARTER TO REQUIRE BOARD CONSIDERATION OF VARIOUS ACTIONS INSTEAD OF A MANDATORY SHAREHOLDER VOTE WHETHER TO CONVERT ZTR TO AN OPEN-END INVESTMENT COMPANY WHEN ZTR’S SHARES TRADE AT OR GREATER THAN A SPECIFIED DISCOUNT FROM NET ASSET VALUE:

With respect to ZTR, to vote on a proposal to amend ZTR’s Charter to require Board consideration of various actions instead of a mandatory shareholder vote whether to convert ZTR to an open-end investment company when ZTR’s shares trade at or greater than a specified discount from net asset value.

3.	OTHER BUSINESS:

In the discretion of the proxies with respect to such other business as may properly come before the Meeting.

Shareholders of record of ZF and/or ZTR at the close of business on March 11, 2010 are entitled to notice of, and will be entitled to vote at, the Meeting. The enclosed Proxy is being solicited on behalf of the Boards of Directors.

By Order of the Boards of Directors of

The Zweig Fund, Inc. and The Zweig Total Return Fund, Inc.

GEORGE R. AYLWARD,

Chairman of the Board and President

New York, New York

March     , 2010

IMPORTANT:

You are invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, date and sign the enclosed proxy card(s) and return it promptly in the envelope provided, which is addressed for your convenience to each Fund of which you are a shareholder and requires no postage if mailed in the United States. Your prompt return of the enclosed proxy card may save the Funds the necessity and expense of further solicitations to assure a quorum at the Meeting. A Proxy will not be required for admission to the Meeting.

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 11, 2010

This Joint Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Directors of The Zweig Fund, Inc., a Maryland corporation (“ZF”), and The Zweig Total Return Fund, Inc., a Maryland corporation (“ZTR”), for use at the Joint Annual Meeting of Shareholders to be held at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019, on Tuesday, May 11, 2010 at 10:00 A.M., and at any and all adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting dated March     , 2010.

The Meeting is scheduled as a joint meeting of the respective shareholders of ZF and ZTR (collectively, the “Funds” and each a “Fund”) because the shareholders of both Funds are expected to consider and vote on a similar proposal with respect to the election of Directors. In addition, the shareholders of ZTR are expected to consider and vote upon a proposal to amend ZTR’s Charter to require Board consideration of various actions instead of a mandatory shareholder vote whether to convert ZTR to an open-end investment company when ZTR’s shares trade at or greater than a specified discount from net asset value, which the Board of Directors of ZTR unanimously recommends that shareholders of ZTR vote in favor of, for the reasons explained below. The Boards of Directors of the Funds have determined that the use of a joint proxy statement for the Meeting is in the best interest of the shareholders of both Funds. In the event that any shareholder of a Fund present at the Meeting objects to the holding of a joint meeting and moves for adjournment of such Fund’s meeting to immediately after the Meeting, so that such Fund’s meeting may be held separately, the persons named as proxies will vote in favor of such adjournment. Shareholders of each Fund will vote separately on the proposal(s) relating to their respective Fund, and an unfavorable vote on a proposal by the shareholders of one Fund will not affect the implementation by the other Fund of such proposal if the shareholders of such other Fund approve the proposal.

If the accompanying form of proxy is properly executed and returned in time to be voted at the Meeting, the shares will be voted in accordance with the instructions marked by the shareholder. Executed ZF proxies that are unmarked will be voted for the election of the two nominees of the ZF Board of Directors as

Directors of ZF. Executed ZTR proxies that are unmarked will be voted (1) for the election of the two nominees of the ZTR Board of Directors as Directors of ZTR, and (2) for the proposal to amend ZTR’s Charter to require Board consideration of various actions instead of a mandatory shareholder vote whether to convert ZTR to an open-end investment company when ZTR’s shares trade at or greater than a specified discount from net asset value. A shareholder can revoke the proxy prior to its use by appearing at the Meeting and voting in person, by giving written notice of such revocation to the Secretary of the respective Fund prior to the Meeting, or by returning a subsequently dated proxy prior to the Meeting.

The Board of Directors of each Fund has fixed the close of business on March 11, 2010 as the record date for the determination of shareholders of that Fund entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying form of proxy will be first sent to shareholders on or about March     , 2010. In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are advising our shareholders of the availability on the Internet of our proxy materials related to the Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 11, 2010, at 10:00 A.M. at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019. The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy card and annual report to shareholders are available at www.edocumentview.com/zweig.

As of the record date, 91,955,558 shares of ZF’s common stock were outstanding, and 114,594,744 shares of ZTR’s common stock were outstanding. To the best of each Fund’s knowledge, no person beneficially owns more than five percent of the outstanding shares of that Fund’s common stock.

The annual report of each Fund for the year ended December 31, 2009, including financial statements, has been mailed to shareholders of record of that Fund at the close of business on that date, and to persons who became shareholders of record between that time and the close of business on March 11, 2010.

Each Fund will furnish, without charge, a copy of the Fund’s December 31, 2009 Annual Report to any shareholder who requests it by contacting the Fund’s Shareholder Services, 101 Munson Street, Greenfield, MA 01301-9683; Toll-free telephone number 1-800-272-2700.

PROPOSAL 1

ELECTION OF DIRECTORS

The members of the Board of Directors of ZF and ZTR are divided into three classes, with the term of office of one class expiring each year. At the forthcoming Meeting, two ZF and two ZTR Directors will be elected to serve a three-year term (until the third succeeding Annual Meeting in 2013 and until their successors are elected and duly qualify). Unless authority to vote for the election of Directors is withheld, the enclosed proxy will be voted for the election of the nominees named below, who have indicated their intention to serve if elected. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine.

Each Fund’s Board of Directors has appointed a Nominating Committee which makes annual recommendations as to the individuals to be nominated by the Fund’s Board of Directors for election as Directors at the next annual meeting and recommends to the Board candidates for election by the Board of Directors to fill any vacancies in the Board of Directors, including those resulting from an increase in the number of Directors. Each Fund’s Nominating Committee consists of five Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Act”)) of the Fund, Zweig Advisers LLC, formerly Phoenix/Zweig Advisers LLC, the Funds’ investment adviser (the “Adviser”) or Zweig Consulting LLC (the “Sub-Adviser”).

Based on the recommendations made by ZF’s Nominating Committee at its meeting held on December 8, 2009, the Board of Directors of ZF has nominated George R. Aylward and Alden C. Olson, who are presently Directors of ZF, for re-election to the ZF Board, to serve until the third succeeding Annual Meeting in 2013 and until their successors are elected and duly qualify. Based on the recommendations made by ZTR’s Nominating Committee at its meeting held on December 8, 2009, the Board of Directors of ZTR has nominated George R. Aylward and Alden C. Olson, who are presently Directors of ZTR, for re-election to the ZTR Board, to serve until the third succeeding Annual Meeting in 2013 and until their successors are elected and duly qualify.

Background and additional information with respect to the current Directors appears below.

DISINTERESTED DIRECTORS

Unless otherwise noted, the address of each individual is 900 Third Avenue, New York, NY 10022.

Charles H. Brunie (YOB: 1930; Term: until 2012; Number of Portfolios in Fund Complex Overseen: 2) has served on the Board of Directors of ZF since 1998 and of ZTR since 1988, and serves on the Audit and Nominating Committees for both Funds. Since 2001, Mr. Brunie has been the Chairman of Brunie Associates, an investment firm. Mr. Brunie also serves in the following capacities: (i) Manhattan Institute (Board of Trustees, Chairman Emeritus (since 1990)); (ii) Milton and Rose D Friedman Foundation for Vouchers (Trustee since 1996); and (iii) American Spectator (Chairman of Board since 2002). Previously Mr. Brunie served as a Trustee for Hudson Institute (2002-2008) and from 1969-2000 was associated with Oppenheimer Capital (Chairman from 1980-1990 and Chairman Emeritus (1990-2000). Mr. Brunie became a Chartered Financial Analyst in 1969. Mr. Brunie earned a BA in Economics from Amherst College in 1952 and an MBA in Finance from Columbia University Graduate School of Business in 1956. Mr. Brunie’s years of extensive financial experience, and his management experience as the former Chairman of Oppenheimer Capital, provides valuable financial and business insight to each Board and its committees.

Wendy Luscombe (YOB: 1951; Term: until 2011; Number of Portfolios in Fund Complex Overseen: 2) has served on the Board of Directors for ZF and ZTR since 2002 and has been the co-lead Independent Director of both Funds since 2006. Ms. Luscombe also serves on the Audit, Executive and Nominating Committees for both Funds. Since 1994, Ms. Luscombe has been a Principal of WKL Associates, Inc., acting as an independent fiduciary and consultant. Ms. Luscombe also serves in the following capacities: (i) Deutsche Bank Real Estate Opportunity Fund 1A and 1B (Member and Chairman of the Management Oversight Committee since 2003); (ii) Acadia Realty Trust (Trustee since 2004); (iii) National Association of Corporate Directors (“NACD”) Teaching Faculty (Member since 2007); and (iv) Feldman Mall Properties, a private REIT (Independent Director since 2008). Ms. Luscombe is also a member of the NACD, and is an NACD Certified Director and a member of NACD’s teaching faculty, a Fellow of the Royal Institution of Chartered Surveyors and a Member of the Chartered Institute of Arbitrators. Previously, Ms. Luscombe was a Director of Endeavour Real Estate Securities, Ltd. REIT Mutual Fund (2000-2005) and a Director of PXRE Corp. (reinsurance) (1994-2007). Ms. Luscombe actively participates in annual continuing education courses and conferences including risk assessment, corporate governance, succession, audit and strategic planning, and is an “audit committee financial expert” as that term is defined by the SEC. Ms. Luscombe graduated in 1973 from Oxford Brookes University with a diploma in estate management. Ms. Luscombe’s years of service as a director, her extensive financial experience and training, and managerial skills bring valuable skills and knowledge of best practices to each Board and its committees.

Alden C. Olson (YOB: 1928; Term: until 2010; Number of Portfolios in Fund Complex Overseen: 2) has served on the Board of Directors for ZF and ZTR since 1996. Mr. Olson also serves on both Funds’ Audit and Nominating Committee and has been the Chairman of the Audit Committee for both Funds since 2004. Mr. Olson was a Professor of Financial Management, Investments at Michigan State University from 1959-1990. In 1964, Mr. Olson became a Chartered Financial Analyst. Mr. Olson was formerly a portfolio adviser with Midwest Investment Fund (1960-1964) and has been actively engaged in portfolio management since 1968. Mr. Olson earned a BBA (1949), an MA (1951) and a PhD (1962), all in finance, from the University of Minnesota. Mr. Olson’s academic background and strong financial expertise allows him to offer sound business advice and financial insight to each Board and its committees.

James B. Rogers, Jr. (YOB: 1942; Term: until 2012; Number of Portfolios in Fund Complex Overseen: 2) has served on the Board of Directors of ZF since 1986 and of ZTR since 1988. Mr. Rogers is also the Chairman of each Fund’s Nominating Committee and is a member of each Fund’s Audit Committee. Mr. Rogers is currently a private investor. Since 1968 Mr. Rogers has served as a financial analyst and investment manager. In 1970, Mr. Rogers co-founded the Quantum Fund, a private investment fund. Mr. Rogers has also authored several financial books, including “Investment Biker: On the Road with Jim Rogers” (1994), “Adventure Capitalist” (2003), “Hot Commodities” (2004), “A Bull in China” (2007) and “A Gift to My Children” (2009). In 1989 and 1990 Mr. Rogers was the moderator of WCBS’s The Dreyfus Roundtable and FNN’s The Profit Motive with Jim Rogers. In 1998, Mr. Rogers founded the Rogers International Commodity Index. Mr. Rogers served as an economic commentator on Fox News from 2002-2007. Mr. Rogers has also served as a guest professor of finance at the Columbia University Graduate School of Business. Mr. Rogers is also currently the Chairman of Beeland Interests (since 1990), a private media and investment company, and was on the Board of Directors of Levco Series Trust from 1996-2006. Mr. Rogers earned a BA in History from Yale University in 1964 and a BA/MA in Politics, Economics and Philosophy from Oxford University in 1966. Mr. Rogers brings significant financial and economic experience to the Board, and provides innovative business insight to assist each Board and its committees.

R. Keith Walton (YOB: 1964; Term: until 2011; Number of Portfolios in Fund Complex Overseen: 2) has served on the Board of Directors for ZF and ZTR since 2004, and in the capacity as co-Lead Independent Director of both Funds since 2006. Mr. Walton is also a member of ZF’s and ZTR’s Audit, Executive and Nominating Committees. Since 2010, Mr. Walton has been a Senior Managing Director of BSE Management LLC, an investment firm. From 2007-2009, Mr. Walton served as

Principal and Chief Administrative Officer of Global Infrastructure Partners, an investment fund. Mr. Walton was also the Executive Vice President and Secretary of The University at Columbia University from 1996-2007. Mr. Walton also currently serves in the following capacities: (i) Blue Crest Capital Management Funds (Director since 2006); (ii) Orchestra of St. Luke’s (Director since 2000); (iii) Council on Foreign Relations (Member since 1997); Nominating and Governance Committee Board of Directors (since 2004); (iv) The Trilateral Commission (Member since 2009); and (v) Association for the Benefit of Children (Director since 2009). Mr. Walton has previously served in the following capacities: (i) Apollo Theater Foundation (Director and Member of the Executive Committee from 2002-2009, Audit Committee Chair (2003-2009)); (ii) The Trinity Episcopal School Corporation (Vice President and Trustee 2003-2009); and (iii) The Gillen Brew School Board (Member from 2007-2009). Mr. Walton earned a BA in History and Biology from Yale University in 1986 and a JD from Harvard Law School in 1990. Mr. Walton’s business and legal background, and his extensive service with other boards, provide valuable insight to each Board and its committees regarding corporate governance and best practices.

INTERESTED DIRECTOR*

George R. Aylward (YOB: 1964; Term: until 2010; Number of Portfolios in Fund Complex Overseen: 2) has served on the Board of Directors for both ZF and ZTR since 2006. Mr. Aylward has served as President, Chairman of the Board and Chief Executive Officer to the Funds since 2006. From 2004-2006, Mr. Aylward served as Chief Operating Officer to the Funds. Since 2006, Mr. Aylward has also been the President of The Virtus Mutual Funds Family, and previously served as their Executive Vice President from 2004-2006. Mr. Aylward has previously served in the following capacities: (i) The Phoenix Companies, Inc., Senior Executive Vice President and President, Asset Management (2007-2008), Senior Vice President and Chief Operating Officer, Asset Management (2004-2007), Vice President and Chief of Staff (2001-2004); (ii) The Phoenix Companies, Inc. affiliates, various senior officer and directorship positions (2005-2008); and (iii) Virtus Investment Partners, Inc. (and/or certain of its subsidiaries), Vice President of Finance from 2001-2002. Mr. Aylward is located at 100 Pearl Street, Hartford, CT 06103. Mr. Aylward earned a BS in accounting from the University of Connecticut in 1988 and an MBA from the University of Massachusetts. He earned the designation of certified public accountant and is a member of the Connecticut Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Aylward’s extensive business and accounting background, and fund experience, provide valuable managerial skills and knowledge to each Board and its committees.

*	Director considered to be an “interested person,” as that term is defined in the Act. George R. Aylward is considered an interested person because, among other things, he is an officer of the Funds.

OFFICERS WHO ARE NOT DIRECTORS**

Carlton Neel (YOB: 1967) has served as Executive Vice President for ZF and ZTR since 2003. Mr. Neel has also served as Senior Vice President and Portfolio Manager, Zweig Advisers LLC (since 2003) and as Senior Vice President, Virtus Investment Partners, Inc. (since 2008) and previously served in the following capacities: Shelter Rock Capital Partners, LP, Managing Director and Co-Founder (2002-2003); Phoenix/Zweig Advisers LLC, Senior Vice President and Portfolio Manager (1995-2002); JP Morgan & Co., Vice President (1990-1995).

David Dickerson (YOB: 1967) has served as Executive Vice President for ZF and ZTR since 2003. Mr. Dickerson has also served as Senior Vice President and Portfolio Manager, Zweig Advisers LLC (since 2003) and as Senior Vice President, Virtus Investment Partners, Inc. (since 2008) and previously served in the following capacities: Shelter Rock Capital Partners, LP, Managing Director and Co-Founder (2002-2003); and Phoenix/Zweig Advisers LLC, Vice President and Portfolio Manager (1993-2002).

Marc Baltuch (YOB: 1945) has served as Vice President and Chief Compliance Officer for ZF and ZTR since 2004. Mr. Baltuch also serves in the following capacities: (i) Zweig Advisers LLC, Chief Compliance Officer (since 2004); (ii) Watermark Securities, Inc., President and Director (since 1991); (iii) The Phoenix Edge Series Fund, Chief Compliance Officer (since 2004); (iv) Zweig Companies, Chief Compliance Officer (since 1989); and (v) Virtus Mutual Fund complex (formerly Phoenix Mutual Fund complex), Chief Compliance Officer (since 2004). Mr. Baltuch previously served in the following capacities: Phoenix-Zweig Trust, Secretary (1989-2003); Phoenix-Euclid Market Neutral Fund, Secretary (1998-2002); and Gotham Advisors, Inc., Assistant Secretary (1990-2005).

Kevin J. Carr (YOB: 1954) has served as Secretary and Chief Legal Officer of ZF and ZTR since 2005. Mr. Carr also has served as Senior Vice President, Legal and Secretary of Virtus Investment Partners, Inc. and/or certain of its subsidiaries since 2008, and previously served in the following capacities: Phoenix Life Insurance Company, Vice President and Counsel (2005-2008); Travelers Life & Annuity Company, Compliance Officer of Investments and Counsel (January 2005-May 2005); and The Hartford Financial Services Group, Assistant General Counsel and certain other positions (1995-2005).

**	The Term of each Officer expires immediately following the 2010 Annual Meeting of Shareholders. Each Board considers reappointments annually.

Moshe Luchins (YOB: 1971) has served as Vice President of ZF and ZTR since 2004. Mr. Luchins also has served as Associate General Counsel of the Zweig Companies since 2006 and previously served as Associate Counsel (1996-2005).

Nancy Curtiss (YOB: 1952) has served as Treasurer of ZF and ZTR since 2003. Ms. Curtiss has also served in the following capacities for Virtus Investment Partners, Inc. and/or certain of its subsidiaries: Executive Vice President, Operations (2009-present), Senior Vice President, Operations (2008-2009), Vice President, Head of Asset Management Operations (2007-2008), Vice President (2003-2007). Ms. Curtiss was previously also Treasurer of various other investment companies within the Virtus Mutual Fund complex (1994-2006) and Assistant Treasurer, VP Distributors, Inc. (f/k/a Phoenix Equity Planning Corporation) (2001-2009).

Jacqueline Porter (YOB: 1958) has served as Vice President and Assistant Treasurer of ZF and ZTR since 2006. Ms. Porter also serves in the following capacities: Vice President, Fund Administration and Tax, VP Distributors, Inc. (formerly Phoenix Equity Planning Corporation) (since 1995); Vice President and Assistant Treasurer, multiple funds in the Virtus Mutual Fund complex and the Phoenix Edge Series Fund complex (since 1995).

Compensation of Directors and Officers

During the year ended December 31, 2009, ZF paid Directors’ fees aggregating $147,500 and ZTR paid Directors’ fees aggregating $155,000 to the Directors who were not interested persons of the Funds or the Adviser. For the year ended December 31, 2009, each Fund paid each Director who is not an interested person of such Fund or the Adviser an annual fee of $11,000 and a fee of $1,500 for attendance at each meeting of the Board of Directors and each meeting of the Audit Committee and the Nominating Committee. Each Fund pays its Audit Committee Chairman a $5,000 annual retainer. The members of the Executive Committee of each Fund are Wendy Luscombe and R. Keith Walton, who also function as the co-lead Independent Directors of each Fund. They do not receive any Executive Committee meeting fees, but are each paid an additional annual fee of $10,000 by each Fund for acting as a co-lead Independent Director. Each Fund also reimburses its Directors for their actual out-of-pocket expenses relating to attendance at such meetings.

Set forth below is the compensation paid by ZF and ZTR to current Directors for the year ended December 31, 2009. The Funds do not pay any pension or retirement benefits to Directors.

COMPENSATION TABLE

Name of Person, Position	Aggregate Compensation From the Fund	Pension or Retirement Benefits as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From the Fund and Fund complex Paid to Directors
Charles H. Brunie—Director	ZF–$20,000 ZTR–$21,500	$0	$0	$41,500

Wendy Luscombe—Director	ZF–$36,000 ZTR–$37,500	$0	$0	$73,500

Alden C. Olson—Director	ZF–$29,500 ZTR–$31,000	$0	$0	$60,500

James B. Rogers, Jr.—Director	ZF–$26,000 ZTR–$27,500	$0	$0	$53,500

R. Keith Walton—Director	ZF–$36,000 ZTR–$37,500	$0	$0	$73,500

George R. Aylward—Interested Director and President	ZF–$0 ZTR–$0	$0	$0	$0

Director Ownership of Securities

Set forth in the table below is the dollar range of equity securities of the Funds owned by each Director as of December 31, 2009.

Name of Director	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Fund Ownership in all Funds Overseen by Director in Family of Investment Companies(2)
Charles H. Brunie	ZF–Over $100,000 ZTR–Over $100,000	Over $100,000

Wendy Luscombe	ZF–$10,001-$50,000 ZTR–$10,001-$50,000	$10,001-$50,000

Alden C. Olson	ZF–$10,001-$50,000 ZTR–$1-$10,000	$10,001-$50,000

James B. Rogers, Jr.	ZF–$10,001-$50,000 ZTR–$1-$10,000	$10,001-$50,000

R. Keith Walton	ZF–$1-$10,000 ZTR–$1-$10,000	$10,001-$50,000

George R. Aylward	ZF–$1-$10,000 ZTR–$1-$10,000	$1-$10,000

(1)	The information as to beneficial ownership is based on statements furnished to each Fund by its Directors and reflects ownership as of December 31, 2009. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares owned by him or her. The Directors and officers of the Funds, as a group, beneficially own less than 1% of the outstanding shares of each Fund.
(2)	Pursuant to the proxy rules of the SEC, ZF and ZTR are the only funds in the “Family of Investment Companies.”

Committees and Boards of Directors’ Meetings

Audit Committee Report

Each Fund’s Board of Directors has appointed a standing Audit Committee. Each Fund’s Board of Directors has adopted a written charter for the Audit Committee, and each such written charter was amended in February 2010 to include areas of additional oversight and provisions related to a member serving on multiple public companies’ audit committees. Each Fund’s Audit Committee Charter is available on the Adviser’s website at http://www.virtus.com/products/closed/default.aspx?type=individual. The purposes of each Board’s Audit Committee are set forth in the Audit Committee Charter. In brief, the role of each Board’s Audit Committee is to assist the Board of Directors in its oversight of the respective Fund’s financial reporting process, including internal controls and the performance of the independent registered public accounting firm. As set forth in the Charter of each Board’s Audit Committee, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that each Fund’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which duties are the responsibility of the Adviser and each Fund’s independent registered public accounting firm. The independent registered public accounting firm for each Fund is responsible for auditing that Fund’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, each Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm of the Fund. Each Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” as currently in effect. Each Audit Committee also has considered whether the provision by the Fund’s independent registered public accounting firm of non-audit services to the Fund, and of professional services to the Adviser and affiliates of the Adviser that provide services to the Fund, is compatible with maintaining the independent registered public accounting firm’s independence. Finally, each Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independence of that independent registered public accounting firm.

The members of each Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing or evaluating auditor independence. The Board of Directors of each Fund has determined that Wendy Luscombe is an “audit committee financial expert,” as defined under Regulation S-K, Item 407(d)(5). The SEC has stated that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. Each Audit Committee is in compliance with the New York Stock Exchange requirements applicable to closed-end fund audit committees, including the requirement that all members of the audit committee be “financially literate” and that at least one member of the audit committee have “accounting or related financial management expertise,” as determined by the Board. Members of each Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, each Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, an Audit Committee’s considerations and discussions referred to above do not assure that the audit of a Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committees referred to above and in the Audit Committee Charters, each Audit Committee recommended to its Board of Directors that the audited financial statements of the applicable Fund be included in the Fund’s annual report to shareholders for the year ended December 31, 2009. The members of each Audit Committee, Messrs. Brunie, Olson, Rogers and Walton and Ms. Luscombe, are “independent” within the meaning of the Act and the New York Stock Exchange corporate governance standards for audit committees applicable to closed-end funds.

Alden C. Olson

Charles H. Brunie

Wendy Luscombe

James B. Rogers, Jr.

R. Keith Walton

Nominating Committee

Messrs. Brunie, Olson, Rogers and Walton and Ms. Luscombe, each of whom is not an interested person of the Funds, are members of the Nominating Committee of each Board of Directors. Each Fund’s Board of Directors has adopted a written charter for its Nominating Committee, and each such written charter was amended in March 2010 to address additional candidate qualifications assessed by the Nominating Committee. Each Fund’s Nominating Committee Charter is available on the Adviser’s website at http://www.virtus.com/products/closed/default.aspx?type=individual. Each Nominating Committee considers candidates for election to fill vacancies on the respective Fund’s Board of Directors.

Director nominees are identified based on persons known to the Boards of Directors or the Nominating Committees and any persons recommended to the

Nominating Committees by shareholders or industry sources. Any recommendations made by shareholders or industry sources must be accompanied by a biography of the recommended candidate and should be submitted in writing to the principal executive office of the Funds, located at 900 Third Avenue, New York, New York 10022, addressed to the Secretary of the Funds. For more information, see “Additional Information: Proposals for 2011 Meeting.”

Nominees are evaluated based on the criteria described below. The evaluation process does not depend on the source of the recommendation. It is expected that all candidates for the Board will possess the following minimum qualifications: (i) unquestioned personal integrity; (ii) sound business judgment; and (iii) the commitment required to be an effective director, including, without limitation, the ability to attend meetings regularly. The Nominating Committee takes into consideration such other factors as it deems appropriate. Except as provided above, in nominating candidates, each Nominating Committee does not believe that certain qualifications are controlling or paramount or that specific qualifications or skills are necessary for a candidate to possess. When assessing the qualifications of a potential independent Director, the Nominating Committee considers such factors as it may deem relevant, including whether the candidate’s background, skills and experience will complement the background, skills and experience of other nominees and contribute to the diversity of the Board. Each Nominating Committee may determine that a candidate who does not have all the qualifications referred to above should nevertheless be considered as a nominee if the Nominating Committee finds that the candidate’s qualifications, taken as a whole, demonstrate an equivalent level of qualification to serve as a director.

Board of Directors’ and Standing Committees’ Meetings

Each Fund’s Board of Directors also has an Executive Committee, consisting of Wendy Luscombe and R. Keith Walton, each of whom is not an interested person of the Funds. The Executive Committee of the Board of Directors of each Fund, in the intervals between meetings of the Board of Directors, has all the authority of such Board of Directors, except as otherwise provided by that Fund’s Articles of Incorporation, Bylaws or applicable law; provided, however, that the Executive Committee shall not exercise its authority in a manner inconsistent with any action, direction, or instruction of the Board of Directors.

ZF’s Board of Directors held six meetings during the year ended December 31, 2009 and ZTR’s Board of Directors held seven meetings during the year ended December 31, 2009. Each Fund’s Nominating Committee held two meetings during the year ended December 31, 2009, including a meeting on December 8, 2009, at which time each Nominating Committee recommended the nominees for election to the Board. Each Fund’s Audit Committee held two meetings during the year ended December 31, 2009. Each Fund’s Executive Committee held one meeting during the year ended December 31, 2009. All of the Directors, except Charles H. Brunie, attended at least 75% of the total number of Board meetings, and his or her respective committee meetings, held during the year ended December 31, 2009.

Boards’ Role in Risk Oversight

Each Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of each Board’s general oversight of the respective Fund and is addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), who carry out the Funds’ investment management and business affairs. Each of the Adviser, the Sub-Adviser and other service providers have their own, independent interest in risk management, and their policies and methods of risk management will depend on their functions, business model and compliance structure. As a result, the Boards recognize that it is not possible to identify all of the risks that may affect a Fund or to develop processes and controls to eliminate or mitigate the occurrence or effects of all of such risks. As part of its regular oversight of the Funds, the respective Board, directly or through a committee, interacts with and reviews reports from, among others, the Adviser and the Sub-Adviser (and their respective officers and employees), each Fund’s Chief Compliance Officer, and the independent registered public accounting firm for the Fund, as appropriate, that include risks faced by the Fund and applicable risk functions. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

The Boards’ Leadership Structure

George R. Aylward, an interested person of each Fund, serves as each Fund’s Chairman of the Board, Chief Executive Officer and President. Mr. Aylward’s combined role as Chairman, Chief Executive Officer and President promotes unified leadership and direction for each Fund’s Board of Directors and executive management and allows for a single, clear focus for the chain of command to execute each Fund’s initiatives and plans.

The independent Board Members have designated two co-lead Independent Directors of each Fund, Wendy Luscombe and R. Keith Walton. The co-lead Independent Directors’ roles are defined as follows:

•	Chair meetings or executive sessions of the independent Directors;

•	Review and comment on each Board’s meeting agendas;
•	Represent the views of the independent Directors to management; and
•	Facilitate communication among the independent Directors and their counsel.

Each Board has established an Executive Committee, a Nominating Committee and an Audit Committee to assist each Board in the oversight and direction of the business and affairs of each Fund, and from time to time may establish informal working groups to review and address the policies and practices of each Fund with respect to certain specified matters. Each Board has determined that the Boards’ leadership structure is appropriate because it allows each Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of each Board’s members and the full Board in a manner that enhances effective oversight.

Shareholder Communications

Any shareholder that wishes to communicate with the Boards of Directors or a specific Director may do so by submitting correspondence in writing to the principal executive office of the Funds, located at 900 Third Avenue, New York, New York 10022, specifying the intended addressee. Shareholder communications addressed to the Boards of Directors will be forwarded promptly after receipt to George R. Aylward, President of the Funds, for review. Mr. Aylward will review each such communication in order to determine whether the communication should be relayed directly to each Board member. Shareholder communications that Mr. Aylward determines to involve routine matters will be forwarded to the Funds’ Administrator and/or officers of the Funds for review and response, and Mr. Aylward will report to the full Board, as appropriate, on the nature and substance of such communications. Shareholder communications that Mr. Aylward determines involve non-routine matters will be forwarded to each member of the Board for review. Shareholder communications addressed to a specific Director will be forwarded to the addressee promptly upon receipt.

It is the Funds’ policy that all Directors attend the annual shareholders meeting, if reasonably possible. All of the directors attended the joint annual meeting of ZF and ZTR in 2009.

The Boards of Directors of ZF and ZTR recommend that shareholders vote FOR the re-election of the nominees.

PROPOSAL 2

ADOPTION OF A CHARTER AMENDMENT TO REQUIRE BOARD CONSIDERATION OF VARIOUS ACTIONS INSTEAD OF A MANDATORY SHAREHOLDER VOTE WHETHER TO CONVERT ZTR TO AN OPEN-END INVESTMENT COMPANY WHEN ZTR’S SHARES TRADE AT OR GREATER THAN A SPECIFIED DISCOUNT FROM NET ASSET VALUE

I. BACKGROUND OF THE PROPOSAL

ZTR has operated as a closed-end investment company since its inception in September 1988. As a closed-end fund, ZTR’s shares are bought and sold in the securities markets at prevailing prices, which may be equal to, less than, or greater than their net asset value. ZTR’s Charter (in Article VIII, Section 2 of the Articles of Incorporation) provides that, if during any fiscal quarter beginning on or after January 1, 1990, ZTR’s shares traded, on the principal securities exchange on which they are traded, at an average discount from net asset value of 10% or more, determined on the basis of the discount as of the end of the last trading day in each week during such quarter (the “10% Threshold”), the Board generally is required to submit to shareholders within 60 days after the end of such quarter (or such later time as may be required to comply with applicable laws), a proposal to convert ZTR to an open-end investment company (a “Conversion Proposal”). As used in this Proxy Statement, “Conversion” refers to a conversion of ZTR from a “closed-end” investment company to an “open-end” investment company.

A Conversion of ZTR would cause major changes in its structure and operation—see “Changes Caused by Conversion” below. Approval of a Conversion Proposal (and of the Charter amendments necessary to achieve it) would require the affirmative vote of a majority of the outstanding shares of ZTR entitled to vote on the proposal. Under these provisions, since ZTR’s inception in 1988, five Conversion Proposals have been submitted to ZTR shareholders and none has been approved by the shareholders or recommended by the Board.

The proposed Charter amendment would remove the mandatory shareholder voting requirement for a Conversion Proposal in the case of a fiscal quarter in which the 10% Threshold is met, and replace it with a requirement that the Board consider various actions designed to reduce the discount, which could include a Conversion Proposal or other measures. The amendment will not change the calculation of the 10% Threshold. At a meeting held on February 9, 2010, the Board unanimously adopted resolutions approving the proposed Charter amendment and declaring it to be advisable, and directed that the proposed amendment be submitted for consideration at the 2010 Annual Meeting of

Shareholders. The text of the proposed amended Section 2 of Article VIII of the Articles of Incorporation is set forth below.

“(2) In the event that, for any fiscal quarter ending on or after June 30, 2010, the shares of the Corporation trade, on the principal securities exchange on which they are traded, at an average discount (a “Discount”) from their net asset value of 10% or more (determined on the basis of the discount as of the end of the last trading day in each week during such quarter), the Board of Directors at its next regularly scheduled meeting shall consider potential measures to seek to reduce the discount, which may include open-market purchases of, or tender offers for, shares of the Corporation, or other programs intended to reduce the discount. The Board’s decision on any such action would take into account factors deemed relevant by the Board, such as the extent and duration of the discount, the liquidity of the Corporation’s portfolio, the overall impact on the Corporation or its shareholders, market considerations and provisions of applicable law. The Board of Directors shall not be required to take any such action.

In addition, in the case of a Discount, if the Board of Directors in its sole discretion determines that it would be appropriate to submit to the Corporation’s shareholders a proposal to convert the Corporation (a “Conversion Proposal”) from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(1) of the Investment Company Act of 1940, as amended, the Corporation shall be required to submit the Conversion Proposal to the Corporation’s shareholders, together with amendments to these Articles of Incorporation required to effectuate the Conversion Proposal, in compliance with the Maryland General Corporation Law, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any valid rule, regulation or order of the Securities and Exchange Commission under those Acts. In the circumstances described in this Section (2), the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to approve, adopt and authorize the Conversion Proposal and amendments to these Articles of Incorporation required to effectuate the Conversion Proposal. The Board of Directors may recommend that the shareholders vote for or against the Conversion Proposal.”

The affirmative vote of a majority of ZTR’s outstanding shares will be required to approve the Charter Amendment Proposal.

FOR THE REASONS DISCUSSED BELOW, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CHARTER AMENDMENT PROPOSAL.

II. REASONS FOR APPROVING THE CHARTER AMENDMENT PROPOSAL

Instead of forcing a shareholder vote on conversion whenever the 10% Threshold is met or exceeded, the Charter amendment would substitute a more flexible provision requiring Board consideration of a variety of actions which could include, among other measures, shareholder votes on Conversion in the Board’s discretion. The Board’s decision on any such action would take into account factors deemed relevant by the Board, such as the extent and duration of the discount, the liquidity of ZTR’s portfolio, the overall impact on ZTR or its shareholders, market considerations and provisions of applicable law. Mandatory Conversion provisions like those in the current ZTR Charter are rare and are generally not being adopted in newly organized closed-end funds.

Potentially effective corporate measures which can be taken at the Board level (known as “lifeboats”) to reduce discounts include open-market repurchases of stock, tender offers, interval redemptions or other stock buybacks and managed distribution policies such as ZTR’s 10% Managed Distribution Plan. Frequently, discounts are the result of only temporary economic or market conditions and do not require any corrective measures. This has been true at ZTR, where discounts at or exceeding the 10% Threshold have been infrequent and of short duration. There can be no assurance that the Board would adopt any of the foregoing measures. For example, the Board of ZTR has maintained a policy pursuant to which it considers tender offers of ZTR each quarter during periods when ZTR’s shares are trading at a discount from net asset value, but the Board has previously declined to take such action.

During at least 40 consecutive quarters prior to March 31, 2000, the 10 consecutive quarters prior to December 31, 2003 and the 18 consecutive quarters prior to December 31, 2008, ZTR’s shares did not trade at an average discount from net asset value at or in excess of the 10% Threshold.

Since ZTR’s inception more than 21 years ago, there have been only five occasions when the 10% Threshold was met or exceeded and a Conversion Proposal was required to be voted on by the shareholders. These are shown in the table below. None of the Conversion Proposals were recommended by the Board or approved by a requisite vote of the shareholders.

Fiscal Quarter End For Conversion Proposal	Discount	Percentage of Votes Against the Proposal(1)	Percentage of Votes For the Proposal
March 31, 2000	15.0%	30%	9%
December 31, 2000	10.03%	41%	8%
December 31, 2003	12.34%	26%	23%
December 31, 2008	17.87%	28%	6%
June 30, 2009(2)	15.07%	24%	7%

(1)	This percentage does not include broker non-votes or abstentions, which had the effect of a vote “against” the Conversion Proposal.
(2)	Meeting lacked quorum.

Accordingly, ZTR was required by its Charter to undergo the time-consuming process and expense of putting the Conversion Proposals to a shareholder vote when, in each case, neither the Board nor holders of a majority of ZTR’s outstanding shares were in favor of such a measure.

From ZTR’s commencement of operations through December 31, 2009 and through February 28, 2010, its shares have traded at an average premium (based on an averaging of month-end premiums and discounts) of 0.60% and 0.56%, respectively. This premium compares favorably to the average discount during the same periods of -5.53% and -5.54% and -2.88% and -2.88%, respectively of closed-end equity funds (excluding international equity funds) and closed-end fixed income funds (excluding municipal funds). On February 28, 2010, ZTR’s shares traded at a discount from net asset value of -4.44%. The graph below reflects the monthly changes in premiums and discounts at which ZTR’s shares traded from ZTR’s commencement of operations through February 28, 2010.

III. CHANGES CAUSED BY CONVERSION

Shareholders should be aware of the highly significant changes that would occur and dramatically alter ZTR and its operations if there is a conversion of ZTR to open-end status. These factors would be considered by the Board pursuant to the proposed Charter amendment in cases where the 10% Threshold is met or exceeded.

As a closed-end fund, ZTR neither redeems its outstanding stock nor continuously offers new stock for sale; thus, it operates with a relatively fixed capitalization. ZTR’s shares are principally traded on the New York Stock Exchange (the “NYSE”). Open-end funds (also known as “mutual funds”) issue redeemable shares entitling shareholders to redeem, that is tender, for their proportionate share of a fund’s net asset value. Also, open-end funds generally issue new shares at the funds’ net asset value. Certain aspects of the operation of ZTR subsequent to its conversion to an open-end fund may include Charter amendments, which might include declassification of ZTR’s Board of Directors. Such amendments would require approval by ZTR’s shareholders. It is contemplated that the Board would also consider fixing the rate and period of application of any redemption fee (as a method of reducing the number of immediate redemptions and offsetting the cost of liquidating portfolio securities)

and the details of the system for the classification and distribution of ZTR’s shares, including the approval of an appropriate distribution contract for the distribution of ZTR’s shares.

POTENTIAL OPEN-END FUND ADVANTAGES AND/OR CLOSED-END FUND DISADVANTAGES.

(1)    REDEEMABILITY OF SHARES; ELIMINATION OF DISCOUNT. Shareholders of an open-end fund have the right to redeem their shares at any time (except in certain circumstances as authorized by the Act, at the net asset value of such shares (less any applicable redemption charges), and such redemption payment must be made within 7 days. The ability to obtain net asset value for their shares would constitute an immediate significant benefit to shareholders of ZTR to the extent that shares are trading at a discount to net asset value. While shareholders in a closed-end fund pay a brokerage commission when they buy or sell the closed-end shares on the stock exchange, shareholders in open-end funds do not incur brokerage commissions when they purchase or redeem their shares (except in the case of load funds—see “Distribution Costs” below).

(2)    SHAREHOLDER SERVICES. Open-end funds typically provide more services to shareholders than closed-end funds. One service that is frequently offered by open-end funds is an exchange privilege which enables shareholders to transfer their investment from one fund into another fund which is part of a family of open-end funds, at little or no cost to the shareholders. This permits the exchange of shares at relative net asset value when the holder’s investment objectives change. Other services that could be offered include use of ZTR for retirement plans and permitting purchases and sales of shares in convenient amounts. There may be, of course, additional costs for these services, some of which might need to be borne by ZTR, which must be weighed against the anticipated benefit of the particular service. There can be no assurance that any such services would be made available if a Conversion Proposal were approved.

(3)    RAISING CAPITAL. A closed-end fund trading at a discount may not be able to raise capital through share sales (other than through a rights offering) when it believes further investment would be advantageous, because the Act restricts the ability of a closed-end fund to sell its shares at a price below net asset value. Open-end funds, on the other hand, are priced at net asset value and therefore can sell additional shares at any time. This ability to raise new money can achieve greater economies of scale and improve investment management although, as noted below, this may not occur at the most opportune times.

(4)    ELIMINATION OF ANNUAL SHAREHOLDER MEETINGS. As a closed-end fund listed on the NYSE, ZTR is subject to NYSE rules requiring annual meetings of shareholders. Unlike ZTR, open-ended funds are not required to hold annual shareholder meetings, except in special circumstances, where shareholder approval is required under the Act. However, pursuant to ZTR’s charter, if a Conversion Proposal were approved, ZTR could operate as an open-end fund with a classified board, with annual elections of directors in specified classes, and, notwithstanding the conversion to open-end status, annual shareholder meetings may continue to be held because declassifying the Board requires an affirmative vote of 75% of the outstanding shares of ZTR.

POTENTIAL OPEN-END FUND DISADVANTAGES AND/OR CLOSED-END-FUND ADVANTAGES

(1)    IMPACT ON PORTFOLIO MANAGEMENT. While closed-end funds can be fully invested because a closed-end fund’s shares are not redeemable, open-end funds are subject to periodic inflows and outflows of cash that can complicate portfolio management. In particular, open-end funds may be subject to pressure to sell portfolio securities at disadvantageous times in order to satisfy redemption requests. In addition, open-end funds may be limited in their ability to invest 100% of the fund’s assets in portfolio securities because of the need to maintain cash reserves to provide for shareholder redemptions in uncertain amounts. The level of redemptions may be particularly high immediately following Conversion to open-end status and therefore, initially, the cash reserves may have to be substantial. In addition, in times of depressed market conditions, it could be particularly disadvantageous to sell portfolio securities in order to establish such cash reserves. It is not expected, however, that the inability of an open-end fund to be fully invested would necessarily hinder the ability of the Adviser to manage ZTR in the future because ZTR has, from time to time, maintained substantial cash positions.

Also, although an open-end fund’s ability to sell shares at any time (resulting from their being priced at net asset value) can produce efficiencies, large net purchases could occur around market highs and net redemptions around market lows, which would be inopportune times to invest or liquidate portfolio positions, respectively. In a falling market situation, for example, redemptions increase and liquidations in the open-end fund’s portfolio must increase to meet those redemptions. In the event cash reserves, temporary investments and borrowings are exhausted, the result may be that the more liquid securities will be sold, leaving the open-end fund with less liquid securities in the fund’s portfolio which are not as well suited to meeting future redemptions or changes in investment strategy. If ZTR were to convert to an open-end fund, ZTR could be impacted accordingly. Also, as an open-end fund ZTR could not invest more than 15% of its net assets in illiquid securities as defined under SEC interpretations.

(2)    EFFECT OF REDEMPTIONS. Following Conversion to an open-end fund, substantial redemptions may occur and could result in an increase in ZTR’s expense ratio. In particular, a reduction in size of ZTR would result in the fixed expenses of ZTR being spread over a smaller asset base, thereby increasing the per share effect of those expenses. Significant redemptions could also increase ZTR’s portfolio turnover rate above its normal levels, thereby increasing ZTR’s expenses. Net redemptions are probable immediately after open-ending ZTR, although the redemption fee mentioned below may reduce the amount of redemptions that would otherwise occur. While ZTR’s portfolio securities are sufficiently liquid to satisfy anticipated levels of redemption upon Conversion without impeding the Adviser’s management of ZTR in the long term as an open-end fund, continuous redemptions could potentially restrict the Adviser’s ability to choose investments purely in accordance with ZTR’s investment strategy. Redemption requests could, for example, require ZTR’s liquidation of a portion of its investment portfolio at a time when independent investment judgment might not dictate such action, especially in light of current market conditions, when such liquidation of shares is likely to have a negative impact on the market price of ZTR’s portfolio positions, thereby impacting ZTR’s net asset value and the remaining shareholders.

Additionally, redemptions would result in increased brokerage expense and increased recognition of taxable gains and losses. These redemptions could reduce ZTR to a smaller size than is economically viable. If ZTR decreased in size, the expense ratio may increase because the cost of many services may remain the same although the size of ZTR will have decreased. Of course, since as an open-end fund ZTR could continuously offer new shares, it is possible that its size could increase and in that event ZTR’s expense ratio may be reduced. In a depressed market environment, however, ZTR may not be able to substantially increase its size following a Conversion for a significant period of time.

(3)    DISTRIBUTION COSTS. If ZTR converts to open-end status, it would need to have an effective distribution system in place in order to avoid erosion in its asset base through net redemptions. The distribution and marketing of open-end funds involve additional costs. These costs may be paid either by purchasers (in the case of a front-end sales charge) or by current shareholders (in the case of a plan of distribution adopted under Rule 12b-1 (a “12b-1 Plan”), which would require approval by shareholders). However, open-end funds that are no-load and do not pay fees pursuant to a 12b-1 Plan do not bear these expenses. In the event that a Conversion occurs, it is expected that the board would consider (and ask shareholders to approve) the implementation of a 12b-1 Plan providing for payments by ZTR at an annual rate of .25% of ZTR’s average net assets. Redemption fees and contingent deferred sales charges may also be employed.

(4)    ADDITIONAL COSTS OF OPERATING AN OPEN-END FUND. Management has advised the Board that ZTR’s per share expense ratio would substantially increase for the reasons mentioned above under “Effect of Redemption” and “Distribution Costs” and the fact that transfer agency expenses are generally higher for an open-end fund. In the event ZTR’s assets remain unchanged, and assuming a Rule 12b-1 fee of .25% and transfer agent expenses commensurate with those of other Virtus funds (see “Investment Adviser, Administrator and Sub-Adviser” below), management has estimated that ZTR’s per share expense ratio would increase from its current level of 1.03% to 1.40% and, assuming the same structure of distribution and transfer agent expenses, in the event of a 20%, 40%, 50% or 60% decrease in total net assets, ZTR’s per share expense ratio would increase to 1.42%, 1.43%, 1.44% and 1.44%, respectively.

(5)    TAXES/CAPITAL GAINS. If ZTR were to experience substantial redemptions of its shares following a Conversion, it would likely be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. Any sale of portfolio securities effected to fund redemption obligations would be a taxable transaction and may have unfavorable capital gains treatment for non-redeeming shareholders. If ZTR’s basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by closed-end and open-end funds unless the fund distributes net capital gain to all shareholders, in which case the shareholders would be subject to tax on such gain.

(6)    AUTOMATIC DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN (THE “PLAN”). Open-end fund dividend reinvestment plans typically provide for the reinvestment of income, dividends and capital gains distributions in shares of the fund at net asset value. In contrast, as a closed-end investment company, ZTR’s current Plan permits shareholders to elect to reinvest their distributions on a different basis than would be the case if ZTR was an open-end investment company. Currently, if the Board declares a distribution payable either in shares or in cash, as shareholders may have elected, then participants in the Plan will receive the equivalent of shares determined as follows: when shares are trading at or above net asset value on the record date for the distribution, participants will be issued shares at the higher of their net asset value or 95% of their market value. If ZTR shares are trading at a discount from net asset value at such time, or if ZTR should declare a distribution payable only in cash, the agent for the participants will buy shares of ZTR in the open market, on the NYSE or elsewhere, for the participants’ account. This permits a reinvesting shareholder to benefit from the agent’s purchase of additional shares at a discount. However, if before the agent for the participants completes its purchases, the market price exceeds the net asset value of the shares, the agent is permitted to cease purchasing the shares in the open market and ZTR may issue the remaining shares at a price equal to the higher of net asset value or 95% of the then market price. Thus, reinvesting shareholders are issued shares at the higher of the net asset value or 95% of the market price. This is an advantage that is not offered by open-end investment companies, where distributions are reinvested at net asset value. Consequently, participants in the Plan would lose the compounding benefit of reinvesting their distributions at a price below net asset value (when shares are trading at a discount) and thereby the opportunity to realize a profit (to the extent that shares subsequently trade at a lower discount or at a premium). The positive result of reinvesting at a price below net asset value can be significant, particularly given the compounding effect over time.

(7)    CONVERSION COSTS. The process of converting ZTR to an open-end fund would involve additional printing, legal, other professional costs and other expenses of establishing a new structure. These include costs associated with the preparation of a registration statement and prospectus as required by federal securities laws and the payment of fees in connection with notice filings under state securities laws. ZTR estimates that these costs, which would be paid by ZTR, would be at least $369,000 representing approximately 0.8% of ZTR’s current net asset value. Additional recurring operating costs associated with an open-end fund include annual registration statement updates, higher transfer agent fees, 50 state blue sky registration and distribution fees.

(8)    DELISTING FROM NEW YORK STOCK EXCHANGE. ZTR’s shares are currently listed on the NYSE. Some investment managers believe that a fund listing on a U.S. stock exchange, and in particular the NYSE, is beneficial, especially in terms of attracting non-U.S. investors. Due to their redemption features, open-end funds are not traded on exchanges. Conversion to an open-end fund would require immediate delisting of ZTR from the NYSE, and thus any advantage of being listed on a stock exchange would be lost. ZTR is currently exempt from state securities regulations because of its NYSE listing. Upon delisting, ZTR could be required to make state registration filings and pay state fees. ZTR will thus save the annual NYSE listing fees of $106,573, but will as a result of delisting have to pay state blue sky fees, which could range from $30,000 to $50,000 annually, depending on the channel of distribution of ZTR’s shares.

(9)    DISTRIBUTIONS AND MANAGED DISTRIBUTION PLAN. Currently, ZTR has a Managed Distribution Plan to pay 10% of the Fund’s net asset value on an annualized basis. Distributions may represent earnings from net investment income, realized capital gains, or, if necessary, return of capital. If ZTR were to convert to an open-end fund, ZTR would no longer continue its Managed

Distribution Plan. As an open-end fund, ZTR would distribute all or substantially all of its net investment income to shareholders in the form of dividends. Dividends and/or distributions, if any, would be paid to the shareholders invested in ZTR on the applicable record date. As an open-end fund, realized long-term and short-term capital gains would be distributed by ZTR generally annually. Net short-term gains could be paid more frequently in the discretion of ZTR’s Board. After conversion, dividend and capital gain distributions would automatically be reinvested in additional shares at net asset value unless the shareholder elected to have the distributions paid in cash. Distributions would be made on a per share basis regardless of how long shares have been owned. Therefore, if a shareholder invested shortly before a distribution date, some of the shareholder’s investment may be returned in the form of a distribution, which may be taxable.

(10)    MINIMUM INVESTMENT AMOUNT. As a closed-end fund, in order to reduce administrative burdens incurred in monitoring numerous small accounts, it is expected that ZTR would adopt a requirement that an initial investment in ZTR shares be in a minimum amount and might also adopt requirements with respect to subsequent minimum investments. Similarly, ZTR might adopt a requirement that accounts that drop below a minimum amount can be redeemed by ZTR.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED CHARTER AMENDMENT REQUIRING BOARD CONSIDERATION OF VARIOUS ACTIONS INSTEAD OF A MANDATORY SHAREHOLDER VOTE WHETHER TO CONVERT ZTR TO AN OPEN-END INVESTMENT COMPANY WHEN ZTR’S SHARES TRADE AT OR GREATER THAN A SPECIFIED DISCOUNT FROM NET ASSET VALUE

INVESTMENT ADVISER, ADMINISTRATOR AND SUB-ADVISER

Zweig Advisers LLC, the Adviser, serves as the investment adviser for ZF and ZTR. The Adviser’s principal business office is located at 900 Third Avenue, New York, New York 10022. All of the Adviser’s outstanding equity interests are directly owned by Virtus Investment Partners, Inc. (“Virtus”). Virtus is located at 100 Pearl Street, 9th Floor, Hartford, Connecticut 06103.

Virtus, formerly Phoenix Investment Partners, Ltd., has served investors for over 70 years. As of December 31, 2009, Virtus had approximately $25.4 billion in assets under management. Virtus’s money management is provided by affiliated investment advisers, as well as through subadvisory arrangements with outside managers, each specializing in particular investment styles and asset classes. Virtus was spun off by The Phoenix Companies on December 31, 2008.

VP Distributors, Inc., formerly Phoenix Equity Planning Corporation (the “Administrator”), serves as the administrator for ZF and ZTR. The Administrator’s principal business office is located at 100 Pearl Street, Hartford, Connecticut 06103. All of the Administrator’s outstanding equity interests are owned by Virtus.

Zweig Consulting LLC, the Sub-Adviser, which serves as the sub-adviser for ZF and ZTR, provides asset allocation services to the Adviser. Dr. Martin E. Zweig is the President and owner of the Sub-Adviser. The Sub-Adviser’s principal business office is located at 900 Third Avenue, New York, New York 10022. The Sub-Adviser’s fees are paid by the Adviser.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the Act require, among other persons, the officers and Directors of the Funds and the Adviser to file reports of ownership and changes in ownership of the shares of common stock of the Funds with the SEC and the New York Stock Exchange. The SEC’s regulations also require such reporting persons to furnish each Fund with copies of all Section 16(a) forms they file. Based on its review of these reports and on written representations from the reporting persons that no other reports were required, each Fund believes that, during the year ended December 31, 2009, such reporting persons were in compliance with all Section 16(a) and Section 30(h) reporting requirements applicable to them, with the following exceptions: (i) a late Form 4 filing for the sale of ZTR shares by Mr. Brunie in July 2009, and (ii) a late Form 4 filing for seven sales of ZTR shares, and seven sales of ZF shares, by Mr. Walton from 2005-2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committees of the Funds, the Board of Directors of each Fund, including a majority of the Directors who are not interested persons of such Fund, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm of each Fund for the year ending December 31, 2010. A representative of PwC is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires and to respond to questions from shareholders.

The aggregate fees billed for services rendered by PwC during the years ended December 31, 2008 and December 31, 2009, respectively, are described below.

Audit Fees

The aggregate fees billed by PwC to ZF in connection with the annual audit of ZF’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2009 were $32,600 and $32,000, respectively. The aggregate fees billed by PwC to ZTR in connection with the annual audit of ZTR’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2009 were $32,600 and $32,000, respectively.

Audit-Related Fees

The fees billed by PwC to ZF for the fiscal years ended December 31, 2008 and December 31, 2009 for any audit-related services were $1,000 and $1,600, respectively. The fees billed by PwC to ZTR for the fiscal years ended December 31, 2008 and December 31, 2009 for any audit-related services were $1,000 and $1,600, respectively. These fees are related to the review of the Funds’ semi-annual financial statements and interim audit testing.

The aggregate fees billed by PwC to ZF for the fiscal years ended December 31, 2008 and December 31, 2009 in connection with tax review, compliance and advice were approximately $12,100 and $4,644 respectively. The aggregate fees billed by PwC to ZTR for the fiscal years ended December 31, 2008 and December 31, 2009 in connection with tax review, compliance and advice were approximately $12,100 and $5,144, respectively. These fees were related to the determination of federal and excise taxes for the Funds.

All Other Fees

The fees billed by PwC to ZF for the fiscal years ended December 31, 2008 and December 31, 2009 for other services were $2,021.77 and $2,847, respectively.

The fees billed by PwC to ZTR for the fiscal years ended December 31, 2008 and December 31, 2009 for other services were $2,021.77 and $2,847, respectively. These fees relate to audit expenses and for travel to meetings of the Boards of Directors.

Aggregate Non-Audit Fees

The aggregate non-audit fees billed by PwC for services rendered to the Funds, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Funds for the fiscal years ended December 31, 2008 and December 31, 2009 were $1,624,671 and $446,121, respectively.

Each Audit Committee considered whether the non-audit services rendered to the Adviser or an affiliate of the Adviser that provides ongoing services to either Fund were compatible with maintaining the independence of PwC. The Audit Committees pre-approve: (i) all audit and non-audit services to be rendered to the respective Fund by PwC; and (ii) all non-audit services relating to the operations and financial reporting of the respective Fund provided by PwC to the Adviser or any affiliate thereof that provides ongoing services to the respective Fund (collectively, “Covered Services”). Each Audit Committee has adopted pre-approval procedures authorizing a member of the Audit Committee to pre-approve from time to time, on behalf of the Audit Committee, all Covered Services to be provided by PwC which are not otherwise pre-approved at a meeting of the Audit Committee, provided that such delegate reports to the full Audit Committee at its next meeting. The pre-approval procedures do not include delegation of the Audit Committee’s responsibilities to management. Pre-approval has not been waived with respect to any of the services described above since the date on which the Audit Committee adopted its current pre-approval procedures.

ADDITIONAL INFORMATION

Other Matters

The Boards of Directors of the Funds know of no matters to be presented at the meeting other than those specified in the accompanying Notice of Annual Meeting. However, if any other matter is properly presented before the Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Expenses

The Funds will bear the expense of the Meeting, including preparation, printing and mailing of the enclosed form of proxy and accompanying Notice of Annual Meeting and this Proxy Statement. Each Fund will bear one half of such expenses, except for mailing expenses, which are paid by each Fund based on its actual mailing expenses to its shareholders, and its own respective legal expenses. Each Fund, upon request, will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of that Fund’s common stock. In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone or personal interviews by officers or employees of the Funds and/or Adviser, or their affiliates. ZTR has retained The Altman Group to act as a proxy solicitor in connection with the Meeting. The Altman Group will be paid approximately $119,000, plus reasonable disbursements, by ZTR for proxy solicitation services.

Vote Required

The following principles of Maryland law apply to the voting of shares of common stock at the Meeting. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares will constitute a quorum. Shares represented by proxy or in person at the Meeting, including shares represented by proxies that reflect abstentions and broker non-votes (hereinafter defined), will be counted as present in the determination of a quorum. The election of Directors for each Fund requires a plurality of the votes cast at the Meeting by the shareholders of such Fund. With respect to the election of Directors, an abstention does not constitute a vote and will be disregarded in calculating the votes cast as to such matter, and “broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. With respect to the Charter Amendment Proposal, the adoption of which requires the affirmative vote of a majority of ZTR’s outstanding shares, an abstention or broker non-vote will have the effect of a vote “against” the Charter Amendment Proposal. Executed ZTR proxies that are unmarked will be voted for the Charter Amendment Proposal It is anticipated that votes will be tabulated by Computershare Trust Company, N.A., the Funds’ transfer agent.

Adjournments and Postponements

The Amended and Restated Bylaws of the Funds authorize the Chairman of the Meeting to adjourn or postpone the Meeting to a later date (whether or not a quorum is present) without notice other than announcement at the Meeting for such purposes as the Chairman shall deem appropriate, including further solicitation of proxies. In the absence of a quorum, the Chairman may (but shall not be required to) allow the shareholders present (in person or by proxy) to adjourn the Meeting to a later date by majority vote of those present. Adjournments or postponements may occur in order to defer action on any Proposal. The Meeting may be adjourned up to 120 days after the record date without further notice other than announcement at the Meeting. If the Meeting is adjourned to a date more than 120 days after the original record date upon at least 10 days’ notice, a new record date must be established for voting at such adjourned Meeting, and any unrevoked proxies submitted by any shareholder of record as of the original record date, with respect to shares that such shareholder continues to hold of record on the new record date, may be voted at the adjourned Meeting and any subsequent adjourned Meeting, provided that any adjourned Meeting is not more than 120 days after the new record date. At any adjourned Meeting at which a quorum is present, any action may be taken that could have been taken at the Meeting originally called.

Proposals for 2011 Meeting

Each Fund’s Amended and Restated Bylaws contains an advance notice provision, which requires that the respective Fund be given advance notice of shareholder nominations for election to the Board of Directors and of other matters which shareholders wish to present for action at an annual meeting of shareholders, other than matters included in that Fund’s proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. Any notice of shareholder nominations for election to a Fund’s Board of Directors or notice of other matters which shareholders wish to present at the Funds’ 2011 Annual Meeting of Shareholders must be received at such Fund’s principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice by the shareholder must also set forth specific information, and provide certain representations, the details of which are set forth in the respective Fund’s Amended and Restated Bylaws. Any shareholder proposal must also comply with all other legal requirements in order to be included in the Fund’s proxy statement and form of proxy for that meeting. A copy of ZF’s Bylaws is available on the website of the SEC at http://www.sec.gov. A copy of ZTR’s Bylaws is available on the website of the SEC at http://www.sec.gov.

The persons named as proxies for the Funds’ 2011 Annual Meeting of Shareholders will, with respect to the proxies in effect at such meeting, have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless the respective Fund receives notice of the matter by not less than one hundred and twenty (120) days before the date in the then current year corresponding to the date of such Fund’s proxy statement for the annual meeting held in the prior year. If the respective Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the SEC.

New York, New York	By Order of the Boards of Directors of
March , 2010	The Zweig Fund, Inc. The Zweig Total Return Fund, Inc.
GEORGE R. AYLWARD,
Chairman of the Board and President

The Zweig Total Return Fund, Inc.

C123456789

000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

MR A SAMPLE

DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext

ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE	FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposal 2.

1. The Election as Directors of the nominees below to serve until the Annual Meeting of Shareholders in 2013 and until their successors are elected and duly qualify:

For Withhold For Withhold

01—George R. Aylward 02—Alden C. Olson

For Against Abstain

2. With respect to the proposal (Proposal 2) to amend ZTR’s Charter to require Board consideration of various actions 3. In the discretion of the proxies with respect to such other business as may properly come before the Meeting. ZTR to an open-end investment company when ZTR’s instead of a mandatory shareholder vote whether to convert asset value. shares trade at or greater than a specified discount from net

B Non-Voting Items

Change of Address — Please print new address below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below corporate officer, please give full title. Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Please sign exactly as name or names appears on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1U	P X 0 2 5 2 1 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0160ZB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — The Zweig Total Return Fund, Inc.

Annual Meeting of Shareholders May 11, 2010

Proxy Solicited on Behalf of Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 11, 2010, at 10:00 A.M. at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019. The Notice of Annual Meeting of shareholders, Proxy Statement, form of proxy card and annual report to shareholders are available at www.edocumentview.com/zweig.

The undersigned shareholder of The Zweig Total Return Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints GEORGE R. AYLWARD, CARLTON NEEL and DAVID DICKERSON, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Shareholders of the Fund to be held at 10:00 A.M. at the offices of Willkie Farr & Gallagher LLP, located at 787 Seventh Avenue (between 51st and 52nd Streets), 34th Floor, New York, New York 10019, at any and all adjournments or postponements thereof, and to vote at the Annual Meeting all shares of the Fund which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present in accordance with the instructions on the reverse side of this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS (PROPOSAL 1), FOR THE ADOPTION OF THE PROPOSAL TO AMEND ZTR’S CHARTER TO REQUIRE BOARD CONSIDERATION OF VARIOUS ACTIONS INSTEAD OF A MANDATORY SHAREHOLDER VOTE WHETHER TO CONVERT ZTR TO AN OPEN-END INVESTMENT COMPANY WHEN ZTR’S SHARES TRADE AT OR GREATER THAN A SPECIFIED DISCOUNT FROM NET ASSET VALUE (PROPOSAL 2), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

(Continued, and to be signed and dated on the reverse side.)